UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2022

Drive Shack Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

10670 N. Central Expressway, Suite 700 Dallas, TX	75231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 585-5591

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DS	New York Stock Exchange (NYSE)
9.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PB	New York Stock Exchange (NYSE)
8.05% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PC	New York Stock Exchange (NYSE)
8.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PD	New York Stock Exchange (NYSE)
Preferred Stock Purchase Rights	N/A	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 5, 2022, Drive Shack Inc. (the “Company”) received written notification from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”) because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period (the “Notice”).

Pursuant to Section 802.01C, the Company can regain compliance with the minimum share price requirement during a six-month cure period following receipt of the Notice if, on the last trading-day of any calendar month, the Company’s common stock has a closing share price, and a 30 trading-day average closing share price, of at least $1.00.  If the Company does not regain compliance by the expiration of the six-month cure period, NYSE may commence suspension and delisting procedures with respect to the Company’s common stock.

Upon receipt of the Notice, the Company became subject to the procedures set forth in Sections 801 and 802 of the NYSE Listed Company Manual.  In accordance with Section 802.01C, the Company will notify NYSE on or before October 19, 2022, that it intends to cure the continued listing standard deficiency and to return to compliance with Section 802.01C.  Should the Company’s common stock share price not meet the applicable requirements during the cure period, the Company will consider further options to cure this deficiency.

Receipt of the Notice by the Company is not a violation of the terms of, and does not constitute a default or event of default under, any of the Company’s debt obligations.  The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the applicable cure period under the symbol “DS,” subject to the Company’s compliance with other continued listing requirements set forth in the NYSE Listed Company Manual, but will have an added designation of “.BC” to indicate the status of the common stock as below compliance with the NYSE continued listing standards.  The “.BC” indicator will be removed at such time as the Company is deemed compliant.

As required under the NYSE continued listing requirements, on October 11, 2022, the Company issued a press release announcing its receipt of the Notice.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated October 11, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVE SHACK INC.
(Registrant)

/s/ Nicholas M. Foley

General Counsel and Secretary

Date:  October 11, 2022